Exhibit 10.1
FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT
     THIS FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 30, 2010, is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”).
RECITALS
     A. The Seller and U.S. Bank are parties to that certain Master Repurchase Agreement, dated as of March 27, 2008, as amended by a First Amendment to Master Repurchase Agreement, dated as of March 5, 2009, a Second Amendment to Master Repurchase Agreement, dated as of September 23, 2009, and a Third Amendment to Master Repurchase Agreement, dated as of March 4, 2010 (as amended, the “Repurchase Agreement”).
     B. The Seller and U.S. Bank desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
     In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
     Section 2. Amendments.
     2.1 The definition of “LIBOR Margin” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
     “LIBOR Margin” means 2.50% (or, with respect to that portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination, exceeds $100,000,000, 3.00%).
     2.2 LIBOR Floor. Section 5.1 of the Repurchase Agreement is amended by deleting the proviso clause at the end thereof and by substituting in lieu thereof the following:
; provided that, notwithstanding the foregoing, the Pricing Rate will not in any event be less than three and three-quarters percent (3.75%) (or with respect to the portion of the aggregate Purchase Price of Purchased Loans that, as of any date of determination, exceeds $100,000,000, four and one-quarter percent (4.25%).
     2.3 Representations Regarding Purchased Loans. Section (x)(12) of Schedule 15.3 to the Repurchase Agreement is amended and restated in its entirety as follows:

     (12) are the subject of a Current Appraisal that complies with all applicable requirements of FIRREA of which the Seller has possession and which the Seller will make available to the Custodian on request, and the Seller has in its possession and will make available to the Custodian on request evidence of value and how it was determined; or, if any Purchased Loan is not the subject of such a Current Appraisal, (i) the Seller has received a Property Inspection Waiver finding from the applicable FNMA/FHLMC/FHA/VA automated underwriting program with respect to such Purchased Loan or (ii) such Purchased Loan is exempt from appraisal delivery requirements under FNMA/FHLMC/FHA/VA underwriting guidelines (e.g., eligible FHA streamlined refinance) and such Purchased Loan is eligible for purchase by an Approved Investor without a Current Appraisal.
     2.4 Committed Sum. Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A.
     Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon delivery by the Seller of, and compliance by the Seller with, the following:
     3.1 This Amendment duly executed by the Seller and U.S. Bank.
     3.2 Original resolutions of the Seller’s general partner’s board of directors, certified as of the date of this Amendment by the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer, authorizing the execution, delivery, and performance by the Seller of this Amendment and all other documents and instruments to be delivered by the Seller pursuant to this Amendment (the “Amendment Documents”).
     3.3 A certificate of the Seller’s general partner’s corporate secretary, assistant secretary, or other authorized officer as to (i) the incumbency of the Seller’s officers executing this Agreement and all other Amendment Documents executed or to be executed by or on behalf of the Seller and (ii) the authenticity of such officers’ signatures, specimens of which shall be included in such certificate or set forth on an exhibit attached to it (U.S. Bank shall be entitled to rely on that certificate until the Seller has furnished a new certificate to U.S. Bank).
     3.4 Such other documents as U.S. Bank may reasonably request.
     Section 4. Miscellaneous.
     4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
     4.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.
     4.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
     4.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
     4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
     4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, U.S. Bank, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without U.S. Bank’s prior written consent.
     4.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
     4.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[The next page is the signature page.]

     IN WITNESS WHEREOF the parties have caused this Fourth Amendment to Master Repurchase Agreement to be executed as of the date first set forth above.

The Seller:
DHI MORTGAGE COMPANY, LTD.

By:	DHI Mortgage Company, GP, Inc.,
its General Partner

By:	/s/ Mark C. Winter

Name:	Mark C. Winter
Title:	CFO/EVP

The Buyer, the Administrative Agent, and the Syndication Agent:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Edwin D. Jenkins

Name:	Edwin D. Jenkins
Title:	Senior Vice President
[Signature Page to Fourth Amendment to Master Repurchase Agreement]

EXHIBIT A
SCHEDULE BC
TO MASTER REPURCHASE AGREEMENT
THE BUYERS’ COMMITTED SUMS
(IN DOLLARS)

Buyer	Committed Sum
U.S. Bank National Association	$100,000,000
(or, on the last five Business Days of any fiscal quarter of the Seller and the first seven Business Days of the following fiscal quarter, $125,000,000)

A-1